SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[ ] Definitive Information Statement

JEANTEX GROUP, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

  Title of each class of securities to which transaction applies:

  Aggregate number of securities to which transaction applies

  Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  Proposed maximum aggregate value of transaction:

  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:

2. Form Schedule or Registration Statement No.:

3. Filing Party:

4. Date Filed:

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

JEANTEX GROUP, INC.

17011 Beach Blvd., Suite 1230

Huntington Beach, CA 92647, USA

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Jeantex Group, Inc., a Florida corporation, to the holders of record at the close of business on the record date, February 25, 2010 of our corporation's outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

(1)   an amendment to our Articles of Incorporation to change the Corporation’s name from “Jeantex Group, Inc.” to “Catalyst Resource Group, Inc.”

(2)   an amendment to our Articles of Incorporation to reduce the total authorized common stock of the Corporation from 4,999,500,000 shares to 300,000,000 shares.

(3)   an amendment to our Articles of Incorporation to authorize the issuance of up to 100,000,000 shares of preferred stock in the capital of our corporation, for which the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the shares of preferred stock (collectively, the “Amendments”).

Our Board of Directors approved the Amendments to our Articles of Incorporation to change the Corporation’s name to “Catalyst Resource Group, Inc.” to reflect the new focus of our Company’s business, to reduce the total amount of our authorized common stock from 4,999,500,000 shares to 300,000,000 shares, and to authorize the issuance of up to 100,000,000 shares of preferred stock in the capital of our corporation, for which the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the shares of preferred stock.

Our Board of Directors unanimously approved the Amendments to our Articles of Incorporation on February 25, 2010.

Subsequent to our Board of Directors' approval of the Amendments, the holders of the majority of the outstanding shares of our corporation gave us their written consent to the Amendments to our Articles of Incorporation on February 25, 2010. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Section 607.1006 of the Florida Statutes, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendments. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Florida Secretary of State.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors have fixed the close of business on February 25, 2010 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 75,391,196 shares of our common stock issued and outstanding on February 25, 2010, after taking into account 20,867,000 shares of the Corporation’s common stock that have been set aside for cancellation.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since December 31, 2008, being the end of our last audited financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;
2.	any proposed nominee for election as a director of our corporation; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments to our authorized capital or to the Sale, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of February 25, 2010, we had a total of 75,391,196 shares of common stock ($0.001 par value per share) issued and outstanding, after taking into account 20,867,000 that have been set aside for cancellation.

The following table sets forth, as of February 25, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
PHI Group, Inc. 17011 Beach Blvd., Suite 1230 Huntington Beach, CA 92647	28,642,714	37.99%
Susan Shin 600 W. 9th Street, # 1406 Los Angeles, CA 90015	3,800,000	5.04%
Henry Fahman 17011 Beach Blvd., Suite 1230 Huntington Beach, CA 92647	2,000,000	2.65%

(1) Based on 75,391,196 shares of common stock issued and outstanding as of February 25, 2010, after taking into account 20,867,000 shares that have been set aside and ordered for cancellation. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

AMENDMENT TO OUR CORPORATION'S ARTICLES

Our Amended Articles of Incorporation (the "Articles") currently authorize the issuance of 4,999,500,000 shares of non-assessable common stock, $0.001 par value, and 10,000 shares assessable common stock, $0.001 par value, also known as Class B common stock. On February 25, 2010 our Board of Directors and a majority of the shareholders of our common stock approved the amendments to our Articles to change the name of the Corporation to “Catalyst Resource Group, Inc.”, to reduce the total amount of authorized shares of common stock of the Corporation from 4,999,500,000 shares to 300,000,000 shares, and to authorize the issuance of up to 100,000,000 shares of preferred stock in the capital of our corporation, for which the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the shares of preferred stock.

The general purpose and effect of the amendments to our corporation's Articles of Incorporation is to change the corporate name to more accurately reflect our new business focus, to reduce the amount of authorized non-assessable common stock from 4,999,5000,000 to 300,000,000 shares, and authorize the Preferred Shares, which will enhance our Corporation's ability to finance the development and operation of our business.

Our board of directors and a majority of the shareholders of our common stock approved the amendment to our corporation's Articles of Incorporation to authorize the Preferred Shares so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of the additional authorized shares and Preferred Shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Allowing for the ability to issue the Preferred Shares will give the Corporation greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval. Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any agreements for any transaction that would require the issuance of additional shares of common stock. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

The amendment to our corporation's Articles to change our corporate name, to reduce the amount of authorized non-assessable common stock, and to authorize the Preferred Shares will not have any immediate effect on the rights of existing shareholders. However, our board of directors will have the authority to issue authorized common stock and the Preferred Shares without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

Our board of directors may authorize and issue classes of Preferred Shares that have rights that are preferential to our common stock. Such rights may include:

•     the payment of dividends in preference and priority to any dividends on our common stock;

•     preference to any distributions upon any liquidation, dissolution or winding up of our company;

•     voting rights that may rank equally to, or in priority over, our common stock;

•     mandatory redemption by the company in certain circumstances, for amounts that may exceed the purchase price of the Preferred Shares;

•     conversion provisions for the conversion of the Preferred Shares into common stock;

•     pre-emptive or first refusal rights in regards to future issuances of common stock or Preferred Shares by the company; or

•     rights that restrict our company from undertaking certain corporate actions without the approval of the holders of the Preferred Shares.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

Shareholder approval for the Amendments to our Articles of Incorporation was obtained by written consent of seven shareholders owning 47,332,381 shares of our non-assessable common stock, which represented 62.78 % on February 25, 2010. The change of our corporate name, the reduction in the mount of our authorized non-assessable common stock, and the creation of the Preferred Shares will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Florida Secretary of State.

DISSENTERS RIGHTS

Under Florida Statues, the proposed Amendments to our Articles of Incorporation are not subject to dissenter's rights of appraisal by shareholders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Jeantex Group, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

February 25, 2010

JEANTEX GROUP, INC.

By: /s/ Henry D. Fahman

Henry Fahman

President and Director

ATTACHMENT “A”

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

JEANTEX GROUP, INC.

Document number of corporation: P02000001780

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.              If amending name, enter the new name of the corporation:

         CATALYST RESOURCE GROUP, INC.

B.              Enter new principal office address, if applicable: (N/A)

C.               Enter new mailing address, if applicable: (N/A)

D.              If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address: (N/A)

E.               If amending or adding additional Articles, enter change(s) here:

ARTICLE I. NAME

The name of this Florida corporation is CATALYST RESOURCE GROUP, INC.

ARTICLE V.  CAPITAL STOCK

The Corporation shall have the authority to issue capital stock of 300,000,000 shares of Common Stock, par value $0.001 per share, and 100,000,000 of shares of Preferred Stock, par value $0.001 per share, as follows: 299,990,000 shares designated as Common Stock, par value $0.001 per share, 10,000 shares designated as Class B assessable Common Stock, par value $0.001 per share, and 100,000,000 shares designated as Preferred Stock, par value $0.001 per share. The shares of Common Stock and Class B assessable Common Stock are entitled to one vote for each share on all matters to be voted on by stockholders. The Board of Directors of the Corporation may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the shares of Preferred Stock.

F.                  If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (N/A)

The date of each amendment(s) adoption:  February 25, 2010

Effective date if applicable:  TBA

Adoption of Amendment(s):

The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

Dated ______________________________________________________________________________________

Signature  _________________________________________________________________________________

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

_____________________________________________________________________________________

                      (Typed or printed name of person signing)

_____________________________________________________________________________________

                      (Title of person signing)